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                                                                     Exhibit 3.3

                          PLAN AND AGREEMENT OF MERGER

                                    between

                           BELDEN & BLAKE CORPORATION

                                      and

                           THE CANTON OIL AND GAS CO


                        This Plan and Agreement of Merger dated as of December 14, 1973, by and between BELDEN & BLAKE CORPORATION, an Ohio corporation ("B & B"), and THE CANTON OIL AND GAS CO., an Ohio corporation ("Canton"), which corporations are hereinafter sometimes referred to as the "constituent corporations,"

                        WITNESSETH, THAT:

                        WHEREAS, the respective Boards of Directors of said corporations have deemed it advisable for the mutual benefit of said corporations and their respective shareholders that Canton be merged into B & B upon the terms and conditions hereinafter set forth; and

                        WHEREAS, the respective Boards of Directors of each of said corporations have approved this Plan and Agreement of Merger; and

                        WHEREAS, the authorized number of shares of Canton is 2,500 Common shares, without par value, of which 1,575 shares have been issued and are outstanding; and

                        WHEREAS, the authorized number of shares of B & B is 100,000 Common shares, without par value, of which 34,717 shares have been issued and are outstanding (including 88 shares owned by Canton) and 15,270 shares are held in its treasury.

                        NOW, THEREFORE, in consideration of the mutual agreements herein contained and in accordance with the laws of the State of Ohio, Canton and B & B have agreed and do hereby agree that Canton shall be merged into B & B, the surviving corporation (hereinafter called the "Corporation"), which shall continue to exist under and be governed by the laws of the State of Ohio, and that the terms and conditions of such merger shall be as follows:

                                   ARTICLE I
                                   ---------

                        The name of the Corporation shall be Belden & Blake Corporation .

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                                   ARTICLE II
                                   ----------

                        The place in the State of Ohio where the principal office of the Corporation is to be located is the City of Canton in Stark County.

                                  ARTICLE III
                                  -----------

                        The purpose or purposes for which the Corporation is formed are:

                    (1) To explore for, produce, mine, drill for, refine,
                        process, recycle, liquefy, synthesize, purchase or otherwise acquire and to store, transport, buy, sell, exchange, distribute or otherwise dispose of and deal in petroleum, petroleum bearing shale, coal, benzol, natural gas, natural gas gasoline, petroleum distillate and all other hydrocarbons (solid, liquid or gaseous), and other minerals and the products or by-products of any and all the above enumerated products.

                    (2) To locate, purchase, lease or otherwise acquire, own and hold lands, mines, wells, mineral claims and rights, easements, and leaseholds or any interest therein, to mine, drill wells on, develop and operate said properties and to sell, lease, mortgage, exchange, grant interests in or otherwise dispose of the same.

                    (3) To construct, purchase or otherwise acquire, own, hold, lease, operate and to mortgage, sell, lease or otherwise dispose of pipe lines, conveyors, tank cars, trucks and other vehicles, tankers, ships, barges and other vessels, terminals, tank farms, tanks and the lands, rights of way, easements, equipment and other property required therefor.

                    (4) To construct, purchase or otherwise acquire, own, lease, hold, operate and mortgage, sell, lease or otherwise dispose of refineries, factories, warehouses, laboratories, recycling plants, treating plants, natural gas gasoline plants, plants for the conversion of solid or gaseous hydrocarbons into liquid fuels, distillate recovery plants, plants for the extraction of petroleum from shale, and such other plants, machinery and equipment as may be necessary or convenient for effecting any of the purposes in this Article III set forth, together with the lands, leaseholds, easements, rights of way and other property required therefor.

                                       2.

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                    (5) To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, lease, hold, own, mortgage, sell, convey, lease or otherwise dispose of real and personal property of every class and description in any of the States, Districts, Territories, or Possessions of the United States, and in any and all foreign countries, subject to the laws of such State, District, Territory, Possession, or Country.

                    (6) In addition to the acts and things herein set forth, to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

                        The foregoing paragraphs of this Article III shall be construed as expressing independent purposes and powers, which shall not, except as otherwise expressly provided, be limited by reference to or inference from the provisions of any other paragraph; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of said corporation and are in furtherance of and in addition to and not in limitation of the general powers conferred upon the corporation by the Ohio General Corporation law.


                                   ARTICLE IV
                                   ----------

                        The number of shares which the Corporation is authorized to have outstanding is One Hundred Thousand (100,000) shares, all of which shall be common shares without par value.


                                   ARTICLE V
                                   ---------


                        The names of the directors of the Corporation, who shall hold office from the time the merger herein provided becomes effective until their respective successors are elected and shall have duly qualified, shall be as follows:

                  Henry S. Belden, III             Dan M. Belden
                  Glenn A. Blake                   Richard H. Davis
                  R. H. Bennett                    Martin P. Thompson
                  William H. Belden

                                   ARTICLE VI
                                   ----------


                        The Regulations of B & B in effect immediately prior to the timethe merger becomes effective shall be the Regulations


                                       3.

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of the Corporation, subject, however, to alteration, change or amendment in the manner therein provided.


                                  ARTICLE VII
                                  -----------

                        Glenn A. Blake, whose address is 702 Tuscarawas Street, West, Canton, Ohio, 44702, is hereby appointed statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon either constituent corporation or upon the Corporation in the State of Ohio may be served.


                                  ARTICLE VIII
                                  ------------


                        The mode of carrying the merger into effect, and the manner and basis of converting the shares of the constituent corporations into shares of the Corporation shall be as follows:

                        (a) Each common share, without par value, of B & B
                            which shall be outstanding (except the shares owned
               by Canton) or held in the treasury of B & B at the time the merger becomes effective shall continue to be one (1) common share, without par value, of the Corporation.

                        (b) Each common share, without par value, of
                            Canton which shall be outstanding immediately prior
               to the effective date of the merger shall, on the effective date of the merger, without any action on the part of the holder thereof) be converted into fifteen (15) common shares, without par value, of the Corporation.

                        (c) Each common share, without par value, of B & B
                            which is owned by Canton immediately prior to the
               effective date of the merger shall be cancelled at the time the merger becomes effective.

                        (d) After the merger becomes effective, each
                            holder of a certificate theretofore representing
               common shares of Canton shall be entitled, upon surrender of same to the Corporation, to receive in exchange therefor certificates representing the number of common shares of the Corporation into which the shares represented by the certificates sosurrendered have been changed in accordance with the provisions hereof. Until so surrendered, each such certificate shall be deemed for all purposes, other than the payment of dividends, to evidence the ownership of such number of common shares of the Corporation into which such shares of Canton have been converted as herein

                                       4.

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               provided. Unless and until any such outstanding certificate for common shares of Canton shall be so surrendered, no dividend payable on common shares of the Corporation shall be paid to the holder of any such outstanding certificate, but upon surrender thereof, such unpaid dividends shall be paid to the record holder of the newly issued certificate for such common shares of the Corporation, but without interest.


                                   ARTICLE IX
                                   ----------

                          At the time the merger becomes effective, the
Corporation shall thereupon and thereafter possess all the rights, privileges, immunities, powers, franchises and authority of each of the constituent corporations; all property of every description, and every interest therein, and all obligations of or belonging to or due to each of the constituent corporations shall thereafter be taken and deemed to be transferred to and vested in the Corporation without further act or deed; title to any real estate, or any interest therein, vested in either of the constituent corporations shall not revert or in any way be impaired by reason of this merger, all rights of creditors of each constituent corporation shall be preserved unimpaired, and all liens upon the property of each of the constituent corporations shall be preserved unimpaired, limited in lien to the property affected by such liens, immediately prior to the time the merger becomes effective; and the Corporation shall thenceforth be liable for all obligations of each of the constituent corporations.

                          From time to time as and when requested by the
Corporation, or by its successors or assigns, Canton will execute and deliver such deeds and other instruments and will take or cause to be taken such further or other action as shall be necessary in order to vest or perfect in or to confirm of record or otherwise to the Corporation title to, and possession of, all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Canton, and otherwise to carry out the purposes hereof.

                                   ARTICLE X
                                   ---------

                          The merger herein provided shall become effective upon
the last to occur of the following events: (1) the filing of this Plan and Agreement of Merger, executed, approved, adopted and certified in accordance with the laws of the State of Ohio in the office of the Secretary of State of Ohio, or (2) the close of business on December 31, 1973, said event being hereinabove referred to as the "effective date of the merger" or "the time the merger becomes effective."

                                   ARTICLE XI
                                   ----------

                          This Plan and Agreement of Merger may be terminated
and the merger abandoned at any time prior to the effective date

                                       5.

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of the merger (whether before or after approval hereof by the stockholders of the constituent corporations or either of them) by the Board of Directors of either constituent corporation for any reason.


                                  ARTICLE XII
                                  -----------

                          For the convenience of the parties and to facilitate
the filing and recording of this Plan and Agreement of Merger, any number of counterparts may be executed, and each such executed counterpart shall be deemed an original, but such counterparts together shall constitute but one and the same instrument.


                          IN WITNESS WHEREOF, each of the constitutent
corporations has caused this Plan and Agreement of Merger to be executed by its officers thereunto duly authorized as of the date first above written.

BELDEN & BLAKE CORPORATION                   THE CANTON OIL AND GAS CO.,


By: /s/ Glenn A. Blake                       By: /s/ Henry S. Belden, III
    ----------------------------                 ----------------------------
           President                                    President

By: /s/ R. H. Bennett                        By: /s/ Dan M. Belden
    ----------------------------                 ----------------------------
         Secretary                                    Secretary


                                       6.


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                      CERTIFICATE AS TO MANNER OF ADOPTION


                                       By


                           THE CANTON OIL AND GAS CO


                    We, the undersigned, as President and Secretary, respectively, of THE CANTON OIL AND GAS CO, an Ohio corporation, do hereby certify that in accordance with Section 1701.78 of the Ohio Revised Code the foregoing Plan and Agreement of Merger was approved by the directors of said Corporation by written instrument in accordance with Section 1701.54 of the Ohio Revised Code; and that thereafter at a meeting of the shareholders of said Corporation duly called and held on December 27, 1973, at which meeting a quorum of such shareholders was present in person or by proxy, the foregoing Plan and Agreement of Merger was adopted by the affirmative vote of the holders of shares entitling them to exercise at least two-thirds of the voting power of said Corporation.

                    IN WITNESS WHEREOF, the undersigned, acting for and on behalf of said Corporation, have hereunto set their hands, this 27 day of December, 1973.




                                             By: /s/ Henry S. Belden, III
                                                 ----------------------------
                                                 Henry S. Belden, III,
                                                 President

                                             By: /s/ Dan M. Belden
                                                 ----------------------------
                                                 Dan M. Belden,
                                                 Secretary




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                      CERTIFICATE AS TO MANNER OF ADOPTION

                                       By

                           BELDEN & BLAKE CORPORATION

                    We, the undersigned, as President and Secretary, respectively, of BELDEN & BLAKE CORPORATION, an Ohio corporation, do hereby certify that in accordance with Section 1701.78 of the Ohio Revised Code the foregoing Plan and Agreement of Merger was approved by the directors of said Corporation by written instrument in accordance with Section 1701.54 of the Ohio Revised Code; and that thereafter at a meeting of the shareholders of said Corporation duly called and held on December 27, 1973, at which meeting a quorum of such shareholders was present in person or by proxy, the foregoing Plan and Agreement of Merger was adopted by the affirmative vote of the holders of shares entitling them to exercise at least two-thirds of the voting power of said Corporation.

                    IN WITNESS WHEREOF, the undersigned, acting for and on behalf of said Corporation, have hereunto set their hands, this 27th day of December, 1973.



                                             By: /s/ Glenn A. Blake
                                                 ----------------------------
                                                 Glenn A. Blake,
                                                 President

                                             By: /s/ R. H. Bennett
                                                 ----------------------------
                                                 R. H. Bennett,
                                                 Secretary